Exhibit 11
- ----------
                INTERGRAPH CORPORATION AND SUBSIDIARIES
                    COMPUTATIONS OF LOSS PER SHARE


- -----------------------------------------------------------------------------
Quarter Ended September 30,                         1994            1993
- -----------------------------------------------------------------------------
(In thousands except per share amounts)


NET LOSS                                         $(17,496)       $(19,839)
                                                 =========       =========

PRIMARY

Weighted average common shares outstanding         44,559          45,738

Net common shares issuable on exercise of
 certain stock options (1)                            ---              31
                                                 ---------       ---------

Average common and equivalent common
 shares outstanding                                44,559          45,769
                                                 =========       =========

Per share amount                                 $(   .39)       $(   .43)
                                                 =========       =========

FULLY DILUTED (2)

Weighted average common shares outstanding         44,559          45,738

Net common shares issuable on exercise
  of certain stock options (1)                        ---              42
                                                 ---------       ---------

Average common and equivalent common
  shares outstanding                               44,559          45,780
                                                 =========       =========

Per share amount                                 $(   .39)       $(   .43)
                                                 =========       =========


(1) Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than the average, for the fully diluted calculation.

(2) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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Exhibit 11
- ----------

                 INTERGRAPH CORPORATION AND SUBSIDIARIES
                      COMPUTATIONS OF LOSS PER SHARE


- ------------------------------------------------------------------------------
Nine Months Ended September 30,                      1994           1993
- ------------------------------------------------------------------------------
(In thousands except per share amounts)

NET LOSS                                          $(51,707)       $(46,119)
                                                  =========       =========

PRIMARY

Weighted average common shares outstanding          44,915          46,488
Net common shares issuable on exercise of
 certain stock options (1)                             ---              65
                                                  ---------       ---------
Average common and equivalent common
 shares outstanding                                 44,915          46,553
                                                  =========       =========

Per share amount                                  $(  1.15)       $(   .99)
                                                  =========       =========

FULLY DILUTED (2)

Weighted average common shares outstanding          44,915          46,488

Net common shares issuable on exercise of
 certain stock options (1)                             ---              67
                                                  ---------       ---------

Average common and equivalent common
 shares outstanding                                 44,915          46,555
                                                  =========       =========

Per share amount                                  $(  1.15)       $(   .99)
                                                  =========       =========



(1) Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than the average, for the fully diluted calculation.

(2) This calculation is submitted in accordance with Securities Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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